Exhibit 16(b)

POWER OF ATTORNEY

We, the undersigned Directors or Trustees, as the case may be, of the following investment companies:

Fidelity Advisor Series I	Fidelity Hanover Street Trust
Fidelity Advisor Series VII	Fidelity Hastings Street Trust
Fidelity Advisor Series VIII	Fidelity Investment Trust
Fidelity Beacon Street Trust	Fidelity Magellan Fund
Fidelity Capital Trust	Fidelity Mt. Vernon Street Trust
Fidelity Central Investment Portfolios LLC	Fidelity Puritan Trust
Fidelity Commonwealth Trust	Fidelity Securities Fund
Fidelity Concord Street Trust	Fidelity Select Portfolios
Fidelity Congress Street Fund	Fidelity Summer Street Trust
Fidelity Contrafund	Fidelity Trend Fund
Fidelity Covington Trust	Variable Insurance Products Fund
Fidelity Destiny Portfolios	Variable Insurance Products Fund II
Fidelity Devonshire Trust	Variable Insurance Products Fund III
Fidelity Exchange Fund	Variable Insurance Products Fund IV
Fidelity Financial Trust

in addition to any other investment company for which Fidelity Management & Research Company (“FMR”) or an affiliate acts as investment adviser and for which the undersigned individuals serve as Directors or Trustees (collectively, the “Funds”), hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving any investment company for which FMR or an affiliate acts as investment adviser and hereby constitute and appoint Joseph R. Fleming, John V. O’Hanlon, Robert W. Helm and Anthony H. Zacharski each of them singly, our true and lawful attorneys–in–fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N–1A, Form N–8A, Form N–14, or any successors thereto, any and all subsequent Amendments, Pre–Effective Amendments, or Post–Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys–in–fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys–in–fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after August 1, 2008.

WITNESS our hands on this first day of August 2008.

/s/ James C. Curvey	/s/ Cornelia M. Small
James C. Curvey	Cornelia M. Small

/s/ Dennis J. Dirks	/s/ William S. Stavropoulos
Dennis J. Dirks	William S. Stavropoulos

/s/ Alan J. Lacy	/s/ David M. Thomas
Alan J. Lacy	David M. Thomas

/s/ Ned C. Lautenbach	/s/ Michael E. Wiley
Ned C. Lautenbach	Michael E. Wiley

/s/ Joseph Mauriello
Joseph Mauriello